                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-      ) and related Prospectus of
Executive Risk Inc. for the registration of 1,150,000 shares of its common stock and to the incorporation by reference therein of our report dated February 7, 1997, with respect to the consolidated financial statements of Executive Risk Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                 /s/ ERNST & YOUNG LLP

Stamford, Connecticut
August 8, 1997